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TIMBERLAND BANCORP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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December 18, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Timberland Bancorp, Inc. to be held at the Hoquiam Timberland Library, located at 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2009 at 1:00 p.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of Timberland Bancorp, Inc., as well as a representative of McGladrey & Pullen, LLP, our independent auditor for the fiscal year ended September 30, 2008, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/Clarence E. Hamre

Clarence E. Hamre
Chairman of the Board

TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 27, 2009

Notice is hereby given that the annual meeting of shareholders of Timberland Bancorp, Inc. will be held at the Hoquiam Timberland Library, located at 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2009, at 1:00 p.m., local time, for the following purpose:

Proposal 1.	Election of three directors of Timberland Bancorp, Inc. to each serve for a term of three years.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on December 3, 2008 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DEAN J. BRYDON

DEAN J. BRYDON
CORPORATE SECRETARY

Hoquiam, Washington
December 18, 2008

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
TIMBERLAND BANCORP, INC.
624 SIMPSON AVENUE
HOQUIAM, WASHINGTON 98550
(360) 533-4747

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2009

The Board of Directors of Timberland Bancorp, Inc. is using this proxy statement to solicit proxies from our shareholders for use at the annual meeting of shareholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our shareholders on or about December 18, 2008.

The information provided in this Proxy Statement relates to Timberland Bancorp, Inc. and its wholly-owned subsidiary, Timberland Bank.  Timberland Bancorp, Inc. may also be referred to as ATimberland@ and Timberland Bank may also be referred to as the ABank.@  References to Awe,@ Aus@ and Aour@ refer to Timberland and, as the context requires, Timberland Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Tuesday, January 27, 2009
Time:	1:00 p.m., local time
Place:	Hoquiam Timberland Library, 420 7th Street, Hoquiam, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposal:

Proposal 1.	Election of three directors of Timberland Bancorp, Inc. to each serve for a term of three years.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Who is Entitled to Vote?

We have fixed the close of business on December 3, 2008 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Timberland=s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Timberland common stock you own.  On December 3, 2008, there were 6,980,329 shares of Timberland common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  You are a shareholder of record if your shares of Timberland common stock are held in your name.  If you are a beneficial owner of Timberland common stock held by a broker, bank or other nominee (i.e., in Astreet name@), please see the instructions in the following question.

Shares of Timberland common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of Timberland common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder=s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares AFOR@ the election of each of our director nominees.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as Abroker non-votes.@  The proposal to elect directors described in this proxy statement is considered a discretionary item under the rules of The Nasdaq Stock Market LLC (ANasdaq@).

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the Timberland Bank Employee Stock Ownership and 401(k) Plan (AESOP and 401(k) Plan@) for the benefit of our employees.  Each participant may instruct the trustee how to vote the shares of Timberland common stock allocated to his or her account under the ESOP portion of the plan by completing the voting instruction sheet distributed by the administrator.  If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant=s shares in accordance with the participant=s instructions.  Unallocated shares of Timberland common stock held in the ESOP portion of the plan and allocated shares for which proper voting instructions are not received will be voted by trustee in the same proportion as shares for which the trustee has received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Timberland common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Timberland common stock.  Accordingly, the three nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote AFOR@ the election of each of its director nominees.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

$	submitting a new proxy with a later date;

$	notifying the Corporate Secretary of Timberland in writing before the annual meeting that you have revoked your proxy; or

$	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 3, 2008, the voting record date, information regarding share ownership of:

$
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Timberland=s common stock other than directors and executive officers;

$	each director and director nominee of Timberland;

$	each executive officer of Timberland or Timberland Bank named in the Summary Compensation Table appearing under AExecutive Compensation@ below (known as Anamed executive officers@); and

$	all current directors and executive officers of Timberland and Timberland Bank as a group.

Persons and groups who beneficially own in excess of five percent of Timberland=s common stock are required to file with the Securities and Exchange Commission (ASEC@), and provide us a copy, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of Timberland=s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, unvested shares in our Management Recognition and Development Plan, shares held in the ESOP portion of our ESOP and 401(k) Plan, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person=s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 6,980,329 shares of Timberland common stock outstanding.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding (%)

Beneficial Owners of More Than 5%

Timberland Bank Employee Stock Ownership and 401(k) Plan (2)	889,001	12.7
624 Simpson Avenue
Hoquiam, Washington 98550

Dimensional Fund Advisors LP	612,410 (3)	8.8
1299 Ocean Avenue
Santa Monica, California 90401

Royce & Associates, LLC	469,200 (4)	6.7
1414 Avenue of the Americas
New York, New York 10019

Directors

Andrea M. Clinton	18,953	*
Clarence E. Hamre	161,178	2.3
James C. Mason	17,119	*
Jon C. Parker	60,063	*
Ronald A. Robbel	49,199	*
David A. Smith	73,343	1.0

Named Executive Officers

Michael R. Sand (5)	154,991	2.2
Dean J. Brydon	79,835	1.1
Robert A. Drugge	18,453	*
John P. Norawong	18,362	*
Patrick K. Horan	6,394	*

All Executive Officers and Directors as a Group (14 persons)	689,286	9.6

(Footnotes appear on following page)

___________
*Less than one percent of shares outstanding.
(1)
The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options: Mr. Parker, 20,678 shares; Mr. Robbel, 41,714 shares; Mr. Smith, 56,638 shares; Mr. Sand, 22,500 shares; Mr. Brydon, 42,900 shares; and all executive officers and directors as a group, 190,630 shares.

(2)	Represents shares held in the ESOP portion of the ESOP and 401(k) Plan. As of the voting record date, 518,702 shares in the ESOP portion of the plan have been allocated to participants= accounts.
(3)
Based solely on a Schedule 13G/A dated February 6, 2008, regarding shares owned as of December 31, 2007. According to this filing, Dimensional Fund Advisors LP (ADimensional@), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the AFunds@). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares reported, and may be deemed to be the beneficial owner of the shares held by the Funds. However, the shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.

(4)
Based solely on a Schedule 13G/A dated January 30, 2008, regarding shares owned as of December 31, 2007. According to this filing, various accounts managed by Royce & Associates, LLC, an investment registered under Section 203 of the Investment Advisors Act of 1940, have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares reported.

(5)	Mr. Sand is also a director of Timberland.

PROPOSAL 1 B ELECTION OF DIRECTORS

             Our Board of Directors consists of seven members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  Effective October 31, 2008, Harold L. Warren retired from the Board of Directors.  As a result of Mr. Warren=s retirement, the Board of Directors reduced the size of the Board from eight to seven.

The table below sets forth information regarding each director of Timberland and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors and has nominated for election as directors Clarence E. Hamre, Andrea M. Clinton and Ronald A. Robbel, each to serve for a three-year term,  or until their respective successors have been elected and qualified.  Each of our nominees currently serves as Timberland directors, and has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected; however, it is Timberland=s policy for directors to retire at the end of the month in which they reach age 75 and Mr. Hamre will turn 75 in February.  The Board has not yet determined whether it will reduce the size of the Board or appoint a new director.

The Board of Directors recommends a vote AFOR@ the election of Mr. Hamre, Ms. Clinton and Mr. Robbel.

	Age as of	Year First Elected or	Term to
Name	September 30, 2008	Appointed Director (1)	Expire

Board Nominees

Clarence E. Hamre	74	1969	2012 (2)
Andrea M. Clinton	51	1996	2012 (2)
Ronald A. Robbel	67	2002	2012 (2)

(Table continues on following page)

Name	Age as of September 30, 2008	Year First Elected or Appointed Director (1)	Term to Expire

Directors Continuing in Office

Michael R. Sand	54	1993	2010
David A. Smith	53	2000	2010
Jon C. Parker	59	1992	2011
James C. Mason	53	1993	2011

____________
(1)	Includes prior service on the Board of Directors of Timberland Bank. Each member of our Board of Directors is also a member of the Board of Directors of the Bank.
(2)	Assuming re-election.

Set forth below is the principal occupation of each nominee for director and each director continuing in office.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Clarence E. Hamre is Chairman of the Board of Timberland and Timberland Bank, and has been affiliated with us since 1969.  He began serving as President and Chief Executive Officer of Timberland Bank in 1969 and as President and Chief Executive Officer of Timberland upon its inception in 1997.  In January 2003, Mr. Hamre retired as our President and in September 2003, he retired as our Chief Executive Officer.  Following his retirement, Mr. Hamre remained an employee through February 2004 and provided consulting services.

Andrea M. Clinton, an interior designer, is the owner of AMC Interiors, Olympia, Washington.

Ronald A. Robbel is a licensed Certified Public Accountant and is retired.

Michael R. Sand has been affiliated with Timberland Bank since 1977 and has served as our President since January 23, 2003.  On September 30, 2003, he was appointed as our Chief Executive Officer.  Prior to his appointment as President and Chief Executive Officer, Mr. Sand had served as Executive Vice President and Secretary of Timberland Bank since 1993 and as Executive Vice President and Secretary of Timberland since its formation in 1997.

David A. Smith is a pharmacist and the owner of Harbor Drug, Inc., a retail pharmacy located in Hoquiam, Washington.

Jon C. Parker is a member of the law firm of Parker, Johnson & Parker P.S., Hoquiam, Washington, which serves as general counsel to Timberland and Timberland Bank.

James C. Mason is the President and owner of the following companies: Mason Timber Inc., Mason Trucking Inc., Masco Petroleum Inc., Aloha Jet Inc., Mason Aviation, Inc., Trailer Services Inc., Shine Quarry Inc., Mason Properties LLC, Masco Maritime LLC, Grass Island LLC, Masco Oil Warehouse LLC, 110 Commerce Street LLC, 1100 Basich Blvd LLC, 954 Anderson Drive LLC, 2012 Ind Pkwy LLC, 1020 Anderson Dr. LLC, 1104 Basich Blvd LLC, 200 Myrtle LLC and Shelton Renal Care LLC, all of which are headquartered in Aberdeen Washington.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Timberland and Timberland Bank conduct their business through board and committee meetings.  Both Boards generally meet on a monthly basis, holding additional special meetings as needed.  During the fiscal year ended September 30, 2008, the Board of Directors of Timberland held 12 meetings and the Board of Directors of the Bank held 12 meetings.  No director of Timberland or Timberland Bank attended fewer than 75% of the total meetings of the boards and committees on which such person served during this period.

Committees and Committee Charters

The Board of Directors of Timberland has standing Audit and Nominating Committees.  The Board has adopted written charters for these Committees, copies of which are available on our website at www.timberlandbank.com.  You may also obtain a copy of these documents free of charge by writing to: Dean J. Brydon, Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550, or by calling (360) 533-4747.  Because Timberland does not have its own employees, the Compensation Committee of the Timberland Bank Board of Directors serves as our compensation committee.  This Committee has not adopted a written charter.

Audit Committee.  The Audit Committee currently consists of Directors Robbel, Smith and Mason.  Director Warren was a member of the Audit Committee until his retirement on October 31, 2008.  The Committee meets at least quarterly and on an as needed basis to evaluate the effectiveness of our internal controls for safeguarding assets and ensuring the integrity of the financial reporting.  The Committee also appoints the independent auditor and reviews the audit report prepared by the independent auditor.  The Audit Committee met 11 times during the year ended September 30, 2008.

Each member of the Audit Committee is Aindependent@ in accordance with the requirements for companies listed on Nasdaq.  Director Robbel has been designated by the Board of Directors as the Aaudit committee financial expert,@ as defined by the SEC.  Director Robbel is a licensed Certified Public Accountant.

Nominating Committee.  The Nominating Committee consists of all independent directors who do not have terms expiring at the next annual meeting.  The Nominating Committee meets annually and on an as needed basis, and is responsible for selecting qualified individuals to fill expiring directors= terms and openings on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  This Committee met once during the year ended September 30, 2008 and met on October 28, 2008 to determine the nominees for election at the annual meeting.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate=s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Timberland Bank=s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate=s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors.  Although the Nominating Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation.  Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see AShareholder Proposals@ in this Proxy Statement.

Compensation Committee.  The Compensation Committee consists of Directors Parker, Mason and Clinton.  The Committee meets annually and on an as needed basis and makes recommendations to the full Board of Directors regarding personnel, compensation and benefits related matters.  The Compensation Committee also meets, outside of the presence of Mr. Sand, to discuss his compensation and make its recommendation to the full Board, which then votes on Mr. Sand=s compensation.  Mr. Sand makes recommendations to the Compensation Committee regarding the compensation of all other executive officers.  The Committee considers the recommendations of Mr. Sand and makes its recommendation to the full Board, which then votes on executive compensation. This Committee met twice during the year ended September 30, 2008.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  Our executive officers and Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of our shareholders and employees.  These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules.  Our Board of Directors will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  Our common stock is listed on the Nasdaq Global Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that six of our seven directors are independent, as defined by Nasdaq.  Directors Clinton, Hamre, Mason, Parker, Robbel and Smith are all independent.  Only Michael R. Sand, who is our President and Chief Executive Officer, is not independent.

Code of Ethics.  The Board of Directors has adopted codes of ethics for each of our (1) principal executive officers and senior financial officers, (2) directors and (3) officers and other employees.  The codes of ethics require individuals to maintain the highest standards of professional conduct.  Our Code of Ethics for Principal Executive Officers and Senior Financial Officers was filed with the SEC as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and is available on our website at www.timberlandbank.com.

Shareholder Communication with the Board of Directors.  The Board of Directors maintains a process for shareholders to communicate with the Board.  Shareholders wishing to communicate with the Board of Directors may do so by mailing a letter marked AConfidential@ to the Board of Directors, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550.  Any communication must state the number of shares beneficially owned by the shareholder making the communication.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of shareholders.  All members of the Board of Directors attended the 2008 annual meeting of shareholders.

Related Party Transactions.  We have followed a policy of granting loans to our employees, officers and directors, which fully complies with all applicable federal regulations.  Loans to our directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee.  Under Timberland Bank=s current employee and director loan benefit program, all employees and directors are entitled to the following preferred terms:

$
Adjustable rate mortgage for personal residence: interest rate is 1.5% above Timberland Bank=s cost of funds (subject to a floor of 5.25% for loans originated after August 1, 2006); no loan fee is charged.

$	Fixed rate mortgage for personal residence: interest rate is set at the current Federal Home Loan Mortgage Corporation par rate; no loan fee is charged.

$	Consumer loans: normal interest rates apply; no loan fee is charged.

$	Personal computer purchases: interest rate is currently 3.0%; no loan fee is charged.

The following directors and executive officers had loans in excess of $120,000 outstanding under the loan benefit program:

Name	Type of Loan	Amount Involved in the Transaction ($)(1)	Amount Outstanding as of September 30, 2008 ($)	Principal Paid During the Year Ended September 30, 2008 ($)	Interest Paid During the Year Ended September 30, 2008 ($)	Interest Rate (%)

Ronald A. Robbel	First Mortgage	240,850	236,600	4,250	12,601	5.250

David A. Smith	First Mortgage	431,016	421,968	9,048	19,752	4.250

Jon C. Parker	First Mortgage	197,421	194,462	2,959	10,294	5.250

Clarence E. Hamre	First Mortgage	266,181	260,260	5,921	12,190	4.250
	Home Equity
	Line of Credit	39,435	36,666	17,334	1,625	8.000

Michael R. Sand	First Mortgage	99,766	98,345	1,421	5,205	5.250
	Home Equity
	Line of Credit	36,801	34,844	1,957	665	5.000

John P. Norawong	First Mortgage	504,441	496,840	7,601	26,304	5.250

Robert A. Drugge	First Mortgage	330,000	327,198	2,802	16,146	5.250

Kathie M. Bailey	First Mortgage	150,734	146,152	4,852	6,876	4.250
	First Mortgage	49,113	47,579	1,534	3,575	5.875
_______________
(1)	Consists of the largest aggregate amount of principal outstanding during the year ended September 30, 2008.

Loans to directors and executive officers are made in accordance with the same underwriting guidelines for non-insider customers and do not involve more than the normal risk of collectibility, or present other unfavorable features.  Loans to directors and executive officers are approved by the Board of Directors, with the director involved excluded from the vote.  Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $3.1 million at September 30, 2008, which was 4.1% of our equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at September 30, 2008.

Director Parker is a member of the law firm of Parker, Johnson & Parker, P.S., which serves as general counsel to Timberland Bank and Timberland.  We paid legal fees of  $62,459 to Parker, Johnson & Parker, P.S. for services it rendered during the fiscal year ended September 30, 2008.  Of this amount, Director Parker=s interest was $62,459.

DIRECTORS= COMPENSATION

The following table shows the compensation paid to our non-employee directors for the fiscal year ended September 30, 2008.  Compensation for Michael R. Sand, who is our President and Chief Executive Officer, is included in the section below entitled AExecutive Compensation.@  We do not have any non-equity incentive plans or defined benefit plans, nor do we permit deferral of compensation on a basis that is not tax-qualified.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)(4)	Total ($)

Andrea M. Clinton	24,800	3,072	--	386	28,258
Clarence E. Hamre	24,300	3,072	--	24,386	51,758
James C. Mason	24,300	3,072	--	386	27,758
Jon C. Parker	24,800	3,072	--	386	28,258
Ronald A. Robbel	29,600	3,072	1,909	386	34,967
David A. Smith	29,600	3,072	--	386	33,058
Harold L. Warren	29,600	3,072	1,909	386	34,967

______________
(1)
Represents the dollar amount of expense recognized for financial statement reporting purposes in fiscal 2008 for awards made in fiscal 2008 and prior years and being earned by the director ratably over the vesting period of the award. Amounts are calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), AShare-Based Payment@ (AFAS 123R@). For a discussion of valuation assumptions, see Note 15 of the Notes to Consolidated Financial Statements in Timberland=s Annual Report on Form 10-K for the year ended September 30, 2008.

(2)
Consists of an award to each non-employee director of 440 shares of restricted stock on October 24, 2006 (aggregate grant date fair value of $8,026) and 545 shares of restricted stock on October 23, 2007 (aggregate grant date fair value of $8,006).

(3)	Consists of an award to each of Mr. Robbel and Mr. Warren of 28,340 stock options granted on March 13, 2003 with an aggregate grant date fair value of $64,556.
(4)	Consists of restricted stock dividends. For Mr. Hamre, also consists of payments under his deferred compensation/non-competition agreement, as described below.

For the year ended September 30, 2008, each of the non-employee directors received a retainer of $1,500 per month, $500 for each regular Board meeting attended, $500 for each Audit Committee meeting attended and $300 for each other committee meeting attended.  In addition, each non-employee director may receive a discretionary stock-based award based on attendance criteria.  Each non-employee director was granted 1,168 shares of restricted common stock under Timberland=s Management Recognition and Development Plan in December 2008 for meeting the attendance criteria during the year ended September 30, 2008.

Timberland Bank entered into a deferred compensation/non-competition agreement in 1994 with Clarence E. Hamre, its former Chief Executive Officer, which provides monthly payments of $2,000 per month upon retirement.  Payments under this agreement began in March 2004 and will continue until Mr. Hamre=s death, at which time payments will continue to his surviving spouse until the earlier of her death or for 60 months.  The present value of the payments as of September 30, 2008 and 2007, $129,000 and $153,000, respectively, has been accrued under the agreement and is included in other liabilities on the consolidated balance sheets.  The Bank=s obligation to make payments under the agreement is subject to the condition that Mr. Hamre not compete with the Bank for a period of 15 years after the termination of his employment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee.  The Compensation Committee of Timberland Bank administers all policies that govern executive compensation for Timberland and Timberland Bank.  Because Timberland has no employees other than Bank employees who perform services on behalf of Timberland without additional compensation, the Bank=s Compensation Committee evaluates individual executive performance, compensation policies and salaries.  This Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers of Timberland Bank and makes recommendations to the Committee regarding their compensation levels.

Objectives and Overview of the Compensation Program.  Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Timberland and Timberland Bank.  The principles underlying our executive compensation policies are:

$	to attract and retain key executives who are vital to our long-term success;

$	to provide levels of compensation competitive with those offered throughout the banking industry and consistent with our level of performance; and

$	to motivate executives to enhance long-term shareholder value by building their equity interest in Timberland.

In making its recommendations for executive compensation, the Committee considers numerous factors, including the past service of the executive, the present and potential contributions of the executive to our success, and other factors deemed relevant, including the executive=s number of years of service and position with Timberland and Timberland Bank.  In addition, the Committee may review compensation reports prepared by third parties of companies and banks that are of a similar size and in a similar location in order to make their recommendations.  The Committee does not apply a formula assigning specific weights to any of these factors when making its determinations.

Elements of Compensation.  The Compensation Committee focuses primarily on the following three components in forming the total compensation package for our executive officers:

$	base salary;

$	annual bonus; and

$	long-term incentive compensation.

The current compensation plans involve a combination of salary and annual bonus to reward short-term performance, and equity awards and contributions to the Timberland Bank ESOP and 401(k) Plan as long-term incentive compensation, as well as to provide employees with a retirement benefit.  There is no formula whereby one element of compensation is used to offset another element.

Base Salary.  Base salary is intended to create a secure base of cash compensation for executives and to reward an executive=s ongoing performance.  Base salaries are standard in the banking industry for most positions, including executive positions.  Timberland Bank=s Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Compensation Committee.  Annual base salaries are generally effective October 1st of each year.  Factors considered in setting base salaries include the executive=s performance, our overall performance and compensation levels in the financial industry, among other factors.

The salary levels of our executive officers are designed to be competitive with those of executives at similarly-sized institutions in our market area.  Each year, management reviews the Northwest Financial Industry Salary Survey prepared by Milliman USA and provides salary range information to the Compensation Committees.  Executive salaries generally fall within the ranges provided by the survey data; however, individual salaries may fall outside the range depending on an individual=s qualifications and contributions.  Individual annual performance is reviewed by the Compensation Committee (in the case of the Chief Executive Officer) or the Chief Executive Officer (in the case of the other executive officers) to determine adjustments to compensation.  The Compensation Committee also evaluates compensation in light of our annual financial performance.  Material changes in compensation are rare but may be made to reward an executive for his or her contributions to our success.

In the past, we have also engaged compensation consultants to review the base salaries of our executives.  Watson Wyatt was engaged in 2002 to provide a market analysis of compensation for the majority of the positions with Timberland Bank.  The study was used to determine if Timberland=s compensation practices resulted in the payment of competitive salaries.  John Parry and Alexander was engaged in October 2004 to develop an incentive compensation plan for executive management, business bankers and branch managers.  We used this study primarily to provide a methodology to determine incentive compensation for lenders.  Watson Wyatt was engaged in August 2006 to perform a total cash compensation study to evaluate competitive salary ranges for executive and other key positions.  We may again engage compensation consultants to review our compensation practices, although we have no immediate plans to do so.

Annual Bonus.  Bonuses are intended to reward performance in furthering our financial goals.  Annual bonuses supplement base salary and allow us to provide a competitive pay package to our executive officers.  We maintain a discretionary bonus plan, which is primarily based on Timberland Bank=s net income and various loan goals for each fiscal year.  The bonuses are typically paid in December following the September 30th year end.

The Chief Executive Officer receives a bonus equal to one-half of one percent of Timberland Bank=s net income.  The Chief Financial Officer receives a bonus based on the recommendation of the Chief Executive Officer.  For the fiscal year ending September 30, 2009 and future years, the Chief Financial Officer may receive a bonus of up to one-quarter of one percent of Timberland Bank=s net income.  This bonus will be awarded based on subjective factors and the Bank=s net income.  The other named executive officers have the potential to earn up to $45,000 in annual bonuses.  These bonuses are awarded based on a subjective determination, but objective factors such as net income, lenders meeting established goals, loan quality and deposit growth will also be considered.

Long-Term Incentive Compensation.  Long-term incentive compensation is intended to reward executives for their performance, while encouraging them to remain employed by Timberland and Timberland Bank.  We grant long-term compensation in the form of equity awards and contributions to the Timberland Bank ESOP and 401(k) Plan.

Equity-based compensation functions as long-term incentive because awards are generally made with a five-year vesting schedule.  In addition, the value of awards varies in part as a function of our financial performance.  Awards are made either in the form of stock options or restricted stock.  We maintain the 1999 Stock Option Plan, the 2003 Stock Option Plan and the Management Recognition and Development Plan, each of which was approved by our shareholders.  These are administered and interpreted by the Compensation Committee.  Under the plans, the Committee determines which officers and key employees will receive awards, the number of shares subject to each option or shares of restricted stock awarded, and the vesting of the awards.  In addition, newly hired employees may receive awards at the time of their employment.  The per share exercise price of an option will equal at least 100% of the fair market value of a share of common stock on the date the option is granted.  All equity-based awards are subject to the approval of the Board of Directors.

Timberland Bank also maintains an ESOP and 401(k) Plan, which is for the benefit of employees with one year of service who have attained age 21.  Each year, we make a contribution of up to five percent of each participant=s eligible compensation to the 401(k) portion of the plan.  Each year shares held in the ESOP are released for allocation as debt of the ESOP is repaid.  The released shares are allocated based on the percentage of a participant=s salary in relation to total salaries of all eligible participants.

Other Considerations.  We have not adopted a formal policy or any employment agreement provisions that enable recovery of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act of 2002 provides some ability to recover incentive awards in certain circumstances.  If we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of Timberland securities during those 12 months.

The Compensation Committee does not have a formal written policy guiding the timing of equity grants.  All equity grants were made after formal Board approval.  We have reviewed our equity grant practices and have confirmed that all past equity grants have been consistent with SEC guidelines.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Timberland Bank has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee=s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:	Jon C. Parker
James C. Mason
Andrea M. Clinton

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table shows information regarding compensation earned during the fiscal years ended September 30, 2008 and 2007 by our named executive officers: (1) Michael R. Sand, our principal executive officer; (2) Dean J. Brydon, our principal financial officer; (3) our three other most highly compensated officers who earned in excess of $100,000, who are Robert A. Drugge, John P. Norawong and Patrick K. Horan.  We do not have any non-equity incentive plans or defined benefit plans, nor do we permit deferral of compensation on a basis that is not tax-qualified.  The named executive officers do not have any unvested stock options outstanding.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compen- sation ($)(2)	Total ($)

Michael R. Sand	2008	210,000	20,812	2,693	18,450	251,955
President and Chief Executive	2007	200,000	40,607	--	60,798	301,405
Officer of Timberland and
Timberland Bank

Dean J. Brydon	2008	157,500	10,406	2,693	12,206	182,805
Executive Vice President,	2007	120,000	20,000	--	39,161	179,161
Chief Financial Officer and
Secretary of Timberland and
Timberland Bank

Robert A. Drugge	2008	157,500	14,000	44,067	18,099	233,666
Executive Vice President and	2007	150,000	16,000	24,633	8,476	199,109
Business Banking Manager
of Timberland Bank

(Table continues on following page)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compen- sation ($)(2)	Total ($)

John P. Norawong	2008	157,500	14,000	44,067	16,595	232,162
Executive Vice President and	2007	150,000	16,000	24,633	3,000	193,633
Community Banking Division
Manager of Timberland Bank

Patrick K. Horan	2008	100,000	8,000	1,347	7,806	117,153
Senior Vice President and	2007	96,300	12,672	--	11,179	120,151
Commercial Lending Regional
Manager of Timberland Bank

______________
(1)
Represents the dollar amount of expense recognized for financial statement reporting purposes in fiscal 2008 for awards made in fiscal 2008 and prior years and being earned by the officer ratably over the vesting period of the award. Amounts are calculated pursuant to the provisions of FAS 123R. For a discussion of valuation assumptions, see Note 15 of the Notes to Consolidated Financial Statements in Timberland=s Annual Report on Form 10-K for the year ended September 30, 2008.

(2)	Please see the table below for more information on the other compensation paid to our executive officers in the year ended September 30, 2008.

All Other Compensation.  The following table sets forth details of AAll Other Compensation,@ as presented above in the Summary Compensation Table.

Name	401(k) Plan Contribu- tion ($)	ESOP Contribu- tion ($)	Restricted Stock Dividends ($)	Life Insurance Premiums ($)	Country Club Dues ($)	Personal Use of Company Vehicle ($)	Total ($)

Michael R. Sand	11,250	3,100	430	1,104	2,298	268	18,450
Dean J. Brydon	8,875	2,445	430	456	--	--	12,206
Robert A. Drugge	8,675	2,390	5,074	1,960	--	--	18,099
John P. Norawong	8,675	2,390	5,074	456	--	--	16,595
Patrick K. Horan	5,634	1,552	215	405	--	--	7,806

Employment Agreements.  We entered into employment agreements with Michael R. Sand and Dean J. Brydon on April 13, 2007.  Each agreement has an initial term of three years and on each anniversary beginning on April 13, 2008, the term of the agreements will be extended for an additional year provided that (1) neither the executive nor Timberland has given notice to the other at least 90 days prior to the anniversary date and (2) prior to the anniversary date, the Board or a Board committee with delegated authority reviews and approves the extension.  The current base salaries of Mr. Sand and Mr. Brydon under their agreements are $210,000 and $157,500, respectively, and are subject to annual review.  Under the agreement, the executives are eligible to participate in all bonus programs, benefit plans and fringe benefits offered to other executive officers of Timberland and Timberland Bank.  The agreements provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under APotential Payments Upon Termination.@

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for the fiscal year ended September 30, 2008.  We did not grant any stock options or Aincentive plan awards,@ as defined by the SEC.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)

Michael R. Sand	10/23/07	1,000	14,690
Dean J. Brydon	10/23/07	1,000	14,690
Robert A. Drugge	06/24/08	3,000	24,495
	10/23/07	1,000	14,690
John P. Norawong	06/24/08	3,000	24,495
	10/23/07	1,000	14,690
Patrick K. Horan	10/23/07	500	7,345

                ____________
(1)	Stock awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Outstanding Equity Awards

The following information with respect to outstanding equity awards as of September 30, 2008 is presented for the named executive officers.

		Option Awards (1)				Stock Awards (2)
		Number of Securities Underlying Unexercised	Number of Securities Underlying Unexercised	Option	Option	Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock
	Grant	Options (#)	Options (#)	Exercise	Expiration	Have Not	That Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

Michael R. Sand	01/29/99	22,500	--	6.00	1/29/09	--	--
	10/23/07	--	--	--	--	1,000	7,550

Dean J. Brydon	01/29/99	42,900	--	6.00	1/29/09	--	--
	10/23/07	--	--	--	--	1,000	7,550

Robert A. Drugge	07/25/06	--	--	--	--	3,600	27,180
	06/26/07	--	--	--	--	4,800	36,240
	10/23/07	--	--	--	--	1,000	7,550
	06/24/08	--	--	--	--	3,000	22,650

John P. Norawong	07/25/06	--	--	--	--	3,600	27,180
	06/26/07	--	--	--	--	4,800	36,240
	10/23/07	--	--	--	--	1,000	7,550
	06/24/08	--	--	--	--	3,000	22,650

Patrick K. Horan	10/23/07	--	--	--	--	500	3,775

______________
(1)	Option awards vest over a ten-year period from grant date. The vesting, however, may be doubled in years that Timberland meets certain performance criteria.
(2)	Stock awards vest ratably over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Option Exercised and Stock Vested

The following table shows the value realized upon exercise of stock options and vesting of stock awards for our named executive officers in the year ended September 30, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Michael R. Sand	22,500	149,625	--	--
Dean J. Brydon	--	--	--	--
Robert A. Drugge	--	--	2,400	18,450
John P. Norawong	--	--	2,400	18,450
Patrick K. Horan	--	--	--	--

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death.  In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of September 30, 2008, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)	Death ($)	Disability ($)

Michael R. Sand
Employment Agreement	550,067	1,199,999	--	--
Equity Plans	--	7,550	7,550	7,550

Dean J. Brydon
Employment Agreement	413,437	487,217	--	--
Equity Plans	--	7,550	7,550	7,550

Robert A. Drugge
Equity Plans	--	97,620	97,620	97,620

John P. Norawong
Equity Plans	--	97,620	97,620	97,620

Patrick K. Horan
Equity Plans	--	3,775	3,775	3,775

Employment Agreements.  The employment agreements with Mr. Sand and Mr. Brydon provide for payments in the event of disability, death or termination.  If either executive becomes entitled to benefits under the terms of our then-current disability plan, if any, or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of the executive=s disability, his employment agreement will not be suspended, except that the obligation to pay his salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors or an authorized committee, we may discontinue payment of the executive=s salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.  If the executive=s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, then payments under the employment agreement will not begin until the earlier of the executive=s death or the sixth month anniversary of his separation from service.

In the event of either of the executive=s death while employed under his employment agreement and prior to any termination of employment, we will pay to his estate, or such person as he may have previously designated, the salary which was not previously paid to him and which he would have earned if he had continued to be employed under the agreement through the last day of the month in which he died, together with the benefits provided under the employment agreement through that date.

The employment agreements also provide for benefits in the event of the executives= involuntary termination.  If the executive=s employment is terminated for any reason other than cause, or change in control, or the executive terminates his own employment because of a material diminution of or interference with his duties, responsibilities or benefits, including if the termination occurs within 30 days of any of the following actions unless consented to: (1) a requirement that he be based at any place other than Hoquiam, Washington, or within a radius of 35 miles from the location of Timberland=s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to him or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to him; (4) a reduction in his salary or a material adverse change in his perquisites, benefits or vacation; (5) a material permanent increase in the required hours of work or his workload; or (6) the failure of the Board of Directors to elect him as President and Chief Executive Officer (in the case of Mr. Sand) or Chief Financial Officer (in the case of Mr. Brydon) or any action by the Board removing him from this office, he is entitled to payment and benefits.  In the event of an involuntary termination, we must pay to the executive during the remaining term of his employment agreement the salary at the rate in effect immediately prior to the date of termination.  We must also provide to the executive during the remaining term of his agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the executive and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.

If the employment of Mr. Sand or Mr. Brydon is terminated following a change in control of Timberland or Timberland Bank, or if either executive terminates his own employment following a change in control for any of the reasons listed in the previous paragraph, we must pay him a lump sum equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code) and must provide during the remaining term of the employment agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the executive and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.

Equity Plans.  Our Management Recognition and Development Plan, 1999 Stock Option Plan and 2003 Stock Option Plan provide for accelerated vesting of awards in certain circumstances.  If a change in control occurs prior to the vesting of an award, the vesting date will be accelerated to the effective date of the change in control.  In addition, if an award recipient dies or becomes disabled prior to vesting of his awards, the vesting date will be accelerated upon the occurrence of such event.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Parker, Mason and Clinton.  No members of this Committee were officers or employees of Timberland or any of its subsidiaries during the year ended September 30, 2008, nor were they formerly Timberland officers or had any relationships otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to Timberland=s audited financial statements for the fiscal year ended September 30, 2008:

$	The Audit Committee has completed its review and discussion of the 2008 audited financial statements with management;

$
The Audit Committee has discussed with the independent auditor, McGladrey & Pullen, LLP, the matters required to be discussed by Statement on Auditing Standards (ASAS@) No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

$
The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee,  as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the auditor=s independence; and

$
The Audit Committee has, based on its review and discussions with management of the 2008 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that Timberland=s audited financial statements for the year ended September 30, 2008 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Ronald A. Robbel, Chairman
David A. Smith
James C. Mason

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of Timberland=s common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC.  Directors, executive officers and greater than 10% shareholders are required by regulation to furnish us with copes of all Section 16(a) forms they file.  The SEC has established filing deadlines for these reports and we are required to disclose in this Proxy Statement any late filings or failures to file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the fiscal year ended September 30, 2008, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

INDEPENDENT AUDITOR

McGladrey & Pullen, LLP served as our independent auditor for the fiscal year ended September 30, 2008.  The Audit Committee has not yet selected an independent auditor for the fiscal year ending September 30, 2009.

The Audit Committee operates under a written charter adopted by the Board of Directors.  In fulfilling its oversight responsibility of reviewing the services performed by Timberland=s independent auditor, the Committee carefully reviews the policies and procedures for the engagement of the independent auditor.  The Audit Committee also discussed with McGladrey & Pullen, LLP the overall scope and plans for the audit, and the results of its audit.  The Committee also reviewed and discussed with McGladrey & Pullen, LLP the fees paid, as described below.

A representative of McGladrey & Pullen, LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed to Timberland and Timberland Bank by McGladrey & Pullen, LLP for professional services rendered for the fiscal years ended September 30, 2008 and 2007.

	Year Ended
	September 30,
	2008	2007
Audit Fees (1)	$249,172	$250,455
Audit-Related Fees (2)	11,500	21,750
Tax Fees (3)	15,856	11,500

                _____________
(1)
Includes fees for the annual audit and quarterly reviews of the consolidated financial statements. Also  includes fees related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002, regarding our internal control over financial reporting.

(2)	Includes fees for audits of our employee benefit plans.
(3)	Includes fees for the preparation of federal tax returns.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.  All of the services provided by McGladrey & Pullen, LLP described above were approved by the Audit Committee.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Our annual report to shareholders, including financial statements, will be mailed on or about December 18, 2008 to all shareholders of record as of the close of business on the record date.  Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary, Timberland Bancorp, Inc., 624 Simpson Avenue, Hoquiam, Washington 98550.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.  In addition, a copy our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 is available to each record and beneficial owner of Timberland=s common stock without charge upon written request to the Corporate Secretary at the address given above.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year=s annual of shareholders must be received at the executive office at 624 Simpson Avenue/P.O. Box 697, Hoquiam, Washington 98550, no later than August 20, 2009.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days= notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by December 26, 2008.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person=s name, age, business address and number of shares of common stock held, a written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder=s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ DEAN J. BRYDON

DEAN J. BRYDON
CORPORATE SECRETARY

Hoquiam, Washington
December 18, 2008

REVOCABLE PROXY
TIMBERLAND BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 27, 2009

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Timberland Bancorp, Inc. (ATimberland@) with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Timberland which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the Hoquiam Timberland Library, located at 420 7th Street, Hoquiam, Washington, on Tuesday, January 27, 2009, at 1:00 p.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	VOTE WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Clarence E. Hamre
Andrea M. Clinton
Ronald A. Robbel

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee’s name on the line below.
__________________________________
__________________________________

2.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote “FOR” the above proposal.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposition stated.  If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Corporate Secretary of Timberland at the meeting of the shareholder=s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Timberland prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the annual meeting of shareholders, and the 2008 Annual Report to Shareholders.

Dated: ______________________________

____________________________________	____________________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

____________________________________	____________________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.